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                                                                      EXHIBIT 21

KMART HOLDING CORPORATION LIST OF SIGNIFICANT SUBSIDIARIES
(As of January 28, 2004)

                                      Percentage Owned
                                      ----------------
Kmart Holding Corporation
       Kmart Management Corporation         100%
       Kmart Corporation                    100%
       Kmart Stores of TNCP, Inc.           100%
       Kmart of Pennsylvania LP             100%

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